Exhibit 31.1

STANDARD DIVERSIFIED INC.
CERTIFICATIONS REQUIRED BY
RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

CERTIFICATION

I, Gregory H.A. Baxter, certify that:

1.      I have reviewed this Annual Report on Form 10-K/A for the year ended December 31, 2019 of Standard Diversified Inc. (the “registrant”);

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 22, 2020	/s/ Gregory H.A. Baxter
Gregory H.A. Baxter
Executive Chairman and Interim CEO